Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Margo C. Happer
Vice President, Investor Relations
and Corporate Communications
IDX Systems Corporation
802-859-6169
margo_happer@idx.com

Michael Mast
Marketing Communications Manager, Imagecast
IDX Systems Corporation
802-859-6305
michael_mast@idx.com

IDX Systems Corporation
Signs Definitive Agreement to Acquire the Assets of
RealTimeImage, Ltd.
Specialty Imaging Technology Integrated into Imagecast™ for Cardiology
IDX Continues Development of Infrastructure for Procedural Medicine

Burlington, VT– April 28, 2005 – IDX Systems Corporation (NASDAQ:IDXC) today announced that it has signed an agreement to acquire the assets of RealTimeImage, Ltd. (RTI), a leading developer of a full range of Web-based medical specialty imaging solutions with offices in Tel Aviv, Israel and San Bruno, CA. The agreement is part of IDX’s strategy to enhance its product and market competitiveness through acquiring leading edge technology and expertise. RTI patented Pixels-on-Demand™ image streaming and multi-frame, cine-motion image viewing technology is integrated into the recently announced IDX Imagecast for Cardiology product offering.

IDX will purchase the assets of RealTimeImage, Ltd. at an estimated purchase price of $15.5 million. The closing of the acquisition is subject to certain customary terms and conditions, and is expected to close in the second quarter.

With RTI technology, Imagecast for Cardiology integrates cardiology information and imaging data across multiple modalities and locations. Following our success with Imagecast for Radiology, Imagecast for Cardiology extends IDX’s Infrastructure for Procedural Medicine — a strategy for providing specialists such as cardiologists with procedural medicine and workflow-based solutions operating on a common architecture.

“This planned acquisition is the latest milestone in our 36-year track record of innovation in meeting the changing and complex needs of the healthcare industry and signifies our intent to pursue market leadership in rapidly growing healthcare markets,” said James H. Crook, Jr., Chief Executive Officer of IDX. “The Imagecast product offerings have been ranked as a leading solution in the diagnostic imaging market. We expect that increased focus in this area will result in greater customer success and enhanced value for our shareholders.”

According to Zvi Eintracht, CEO of RTI, joining IDX enables RTI to bring its technology to a wider market as well as support its dealers, OEM partners and customers with the added resources of a longtime industry leader. “Our company’s vision for delivering cardiologists secure, real-time access to image data over any network connection can be realized through integration into IDX’s leading healthcare technology solutions,” Eintracht said. “We look forward to helping IDX deliver on its procedural medicine strategy.”

Said Walt N. Marti, Vice President and General Manager, IDX Imagecast Operating Unit, “RTI technology is a key part of our strategy to enable our customers to grow the size and profitability of their specialty care operations by increasing procedural throughput across modalities. RTI’s intellectual property and renowned imaging expertise bring IDX many of the necessary ingredients to fully deploy our cardiology strategy. In addition, RTI’s global revenue base and network of distributor and OEM relationships offer exciting opportunities for global growth and we look forward to developing and nurturing these relationships”

Acquisition Enables Complete IDX PACS Solution for Cardiology and Radiology

Like IDX’s approach to radiology PACS, co-developed with its partner Stentor Inc., Imagecast for Cardiology’s PACS system features unified database architecture with the Imagecast workflow product line. This unique approach provides users with role-based workflow and access to all related images. Healthcare practitioners can now use IDX products to access information and imaging data across multiple medical devices, departments, time zones and partners’ care delivery sites.

Acquisition Supports Increased Throughput in Specialty Medicine

For customers who use medical images for primary diagnosis or during therapy, IDX’s approach to procedural medicine will help to save time, money and lives by providing fast access to significant clinical findings and associated images. RTI’s technology embedded within Imagecast for Cardiology, increases throughput by automating the cardiologists’ workflow based on their unique image interpretation and reporting needs. Cardiologists need to view larger images, in motion, often within multiple frames, requiring imaging solutions that target these unique requirements. IDX has been developing the Imagecast PACS for Cardiology product since early 2004 using, in part, development work from RTI.

About IDX Imagecast™

Imagecast solutions provide healthcare institutions, such as hospitals, academic medical centers, integrated delivery networks and imaging centers, with comprehensive distributed access to significant clinical findings and associated images. Our solutions optimize productivity, enhance business practices and facilitate clinical decision making. Today’s leading medical specialists, business managers and executives can depend on IDX because Imagecast products combine advanced technology with unmatched expertise to deliver visionary workflow integration. For more information, visit www.idx.com/imagecast.

About RealtimeImage

A leading innovator of Web-based imaging solutions for cardiology and other specialties, RealTimeImage enables powerful, cost-effective, filmless workflow. RTI was established in 1996, with offices in Tel Aviv, Israel and San Bruno, CA. Currently, more than 500 healthcare organizations are using RTI technology.

About IDX

Founded in 1969, IDX Systems Corporation provides information technology solutions to maximize value in the delivery of healthcare, improve the quality of patient service, enhance medical outcomes, and reduce the costs of care. Our systems are deployed to serve approximately 150,000 physicians and are installed at over 3,400 customer sites, including more than 850 group practices and approximately 370 integrated delivery networks servicing more than 500 hospitals.

IDX also provides its enterprise clinical software as a subcontractor to BT and Fujitsu Services, Local Service Providers for the United Kingdom National Health Service’s National Programme for Information Technology, an initiative to establish electronic patient records for 50 million patients.

The IDX web strategy includes browser technology, e-commerce and web-based tools – built using Internet architecture – that facilitates access for patients, physicians and care providers to vital health information and data managed by the IDX clinical, administrative, financial, and managed care products. IDX has approximately 2,400 full-time employees.

IDX and Imagecast are trademarks or registered trademarks of IDX Investment Corporation. Pixels-on- Demand is a registered trademark of RTI.

This press release contains forward-looking statements about IDX Systems Corporation that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are uncertainties or difficulties in developing new services and systems, including Imagecast for Cardiology, difficulties in completing and integrating acquisitions, difficulties in implementing systems, possible deferral, delay or cancellation by customers of computer system or service purchase decisions, possible delay of system installations and service implementations, development by competitors of new or superior technologies, changing economic, political and regulatory influences on the healthcare industry, possible disruptions in the national economy caused by terrorist activities and foreign conflicts, changes in product pricing policies, governmental regulation of IDX’s software and operations, the possibility of product-related liabilities, and factors detailed from time to time in IDX’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. IDX undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.